Exhibit 99.1

GENERAL RELEASE

NOTICE TO WILMER D. LEINBACH: If you sign this General Release, you will be giving up all rights you may have to sue (and to institute other legal proceedings against) and to recover damages from SUNBANK, SUN BANCORP, INC., SUBI SERVICES, LLC, and/or any persons affiliated with them on account of any act or omission alleged to have occurred prior to the date this General Release is signed and becomes effective.

You are, therefore, advised to review this General Release carefully and to consult with an attorney of your choice before signing this General Release.  You have twenty-one (21) days after the date you receive this to decide whether or not to sign it.  If you sign this General Release, please return it to Annette Sarsfield, Vice President of Human Resources and Marketing, SunBank, 155 North 15th Street, Lewisburg, PA 17837.  If you sign this, you can change your mind and revoke the General Release at any time within seven (7) days after the date you sign this General Release.  To revoke your signature on this, you must give written notice of revocation to Annette Sarsfield, Vice President of Human Resources and Marketing, SunBank, 155 North 15th Street, Lewisburg, PA 17837.  Notice is not deemed to be given until received by SunBank.

In consideration of their mutual promises and intending to be legally bound hereby, Wilmer D. Leinbach (“Leinbach”), SunBank, Sun Bancorp, Inc. and SUBI Services, LLC covenant and agree as follows:

1.                                       Consideration.  For and in consideration of Leinbach’s termination of employment effective July 31, 2004 (the “Termination Date”), his execution of this General Release and the covenants contained herein, SunBank agrees to do the following:

(a)                                  pay Leinbach, as severance pay, the sum of Nineteen Thousand One Hundred Sixty-Six Dollars and Sixty-Six Cents ($19,166.66), minus applicable taxes and deductions.  Said sum represents two (2) months of salary and shall be paid in a lump sum, on the first regularly scheduled payday for SunBank, following the expiration of the seven (7) day revocation period provided for in Paragraph 4 of this General Release;

(b)                                 pay Leinbach, as severance pay, the lump sum amount of Two Hundred Thirty Thousand Dollars ($230,00.00), minus applicable taxes and deductions.  Said sum shall be paid on the first regularly scheduled pay date following the expiration of the seven (7) day revocation period provided for in Paragraph 4 of this General Release; and

(c)                                  provide Leinbach with group health, accident, life and disability benefits through October 31, 2006, for himself and any of his dependents who were covered under such benefit plans as of May 31, 2004, provided that Leinbach continues to contribute any required portion of premiums that Leinbach was required to contribute as of the date that Leinbach executed this General Release.  If Leinbach is ineligible to participate in such benefit plans because he is no longer an employee, SunBank will pay Leinbach a dollar amount equal to the cost of obtaining such benefits or substantially similar benefits.

The sums and other commitments set forth in this Paragraph 1, to be provided by SunBank to Leinbach, will be made, provided that Leinbach executes this General Release and does not subsequently revoke this General Release.  Payment of the above-referenced sums and the other commitments contained in this Paragraph 1 constitute full and complete consideration for any and all claims that Leinbach has made or could have made against SunBank, Sun Bancorp, Inc. and/or SUBI Services LLC, including without limitation, any claims that may arise under the Employment Agreement that the parties entered on or about January 28, 2003 (the “Employment Agreement”), as well as consideration for the covenants of Leinbach as set forth in this General Release, including without limitation, the covenants contained in Paragraph 5.  Leinbach acknowledges and agrees that the benefits to be provided by SunBank, Sun Bancorp, Inc. and/or SUBI Services LLC are, in significant and substantial part, in addition to those benefits to which he is already or otherwise entitled.

2.                                       Release of Claims.  For and in consideration of the sums and commitments set forth in Paragraph 1 above (and with the specific exceptions referred to in Paragraph 4 below relating to profit sharing or other retirement benefits and benefits under COBRA), Leinbach does hereby knowingly and voluntarily release and forever discharge, both jointly and severally, SunBank, Sun Bancorp, Inc. and/or SUBI Services LLC and all of their subsidiaries, divisions, affiliates, whether or not the existence of such entities is now known to the undersigned, and their officers, directors, employees, shareholders, servants, agents and attorneys, in their official and individual capacities, together with their predecessors, successors and/or assigns (hereinafter collectively referred to as

“Sun”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, damages, judgments, claims and/or demands whatsoever, in law or in equity (hereinafter collectively referred to as “claims”), whether known or unknown to Leinbach, which Leinbach ever had or now has against Sun, based on any acts, omissions, transactions or occurrences whatsoever, occurring prior to or on the date of execution of this General Release, and from those claims which are in any way connected with, or which are or may be based in whole or in part on (i) the employment relationship which existed between Leinbach and Sun and subsequent termination thereof; (ii) those claims arising under any state fair employment practices act and/or any law, ordinance or regulation promulgated by any county, municipality, or other state subdivision, including without limitation, the Pennsylvania Human Relations Act; (iii) those claims for breach of duty and/or implied covenant of good faith and fair dealing; (iv) those claims for interference with and/or breach of contract (express or implied, in fact or in law, oral or written), including without limitation, the Employment Agreement; (v) those claims for retaliatory or wrongful discharge of any kind; (vi) those claims for intentional or negligent infliction of emotional distress or mental anguish; (vii) those claims for outrageous conduct; (viii) those claims for interference with business relationships, contractual relationships, or employment relationships of any kind; (ix) those claims for breach of duty, fraud, fraudulent inducement to contract, breach of right of privacy, libel, slander, or tortious conduct of any kind; (x) those claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq.; (xi) those claims arising under the Age Discrimination in Employment Act , 29 U.S.C. § 621 et seq.; (xii) those claims arising under the National Labor Relations Act, 29 U.S.C. § 151 et seq.; (xiii) those claims arising under the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; (xiv) those claims arising under the Civil Rights Act of 1866 or 1871, 42 U.S.C. § 1981 et seq.; (xv) those claims arising under the Family Medical Leave Act of 1993, 29 U.S.C. § 151, et seq.; (xvi) those claims arising under any state or federal handicap or disability discrimination law or act; (xvii) those claims arising from any damages suffered at any time after the date of this General Release by reason of the effects or continued effects of any alleged or actual discriminatory or wrongful acts which occurred on or before the date of the execution of this General Release; (xviii) those claims arising under or in reliance upon any statute, regulation, rule or ordinance (local, state or federal); (xix) any and all other claims arising under the law or in equity; and (xx) any and all other claims asserted or which could have been asserted by the undersigned in any other charges or claims of alleged violation of any applicable law, rule, ordinance or regulation.

3.                                       Non-Admission.  The parties agree that this General Release and its terms and conditions are not to be construed as an admission of liability or wrongdoing on the part of Sun, or the violation by Sun of any federal, state or local statute or ordinance.

4.                                       Acknowledgement and Release of Damages.  Leinbach acknowledges and agrees that, in consideration of the sums and commitments set forth in Paragraph 1 above, Leinbach has knowingly and voluntarily relinquished, waived and forever released any and all remedies which might otherwise be available to him, without limitation, claims for contract or tort damages, including without limitation, claims for damages arising under the Employment Agreement, punitive or exemplary damages, special damages, compensatory damages, consequential damages, lost benefits of any kind including, without limitation, life insurance, sick pay, severance pay or medical benefits, recovery of attorneys’ fees, costs, expenses of any kind, reinstatement to a position of employment or reemployment with Sun.  [It is understood and agreed that the waiver of benefits contained in the preceding sentence does not include the waiver of any vested, nonforfeitable pension, profit sharing or other retirement benefits to which Leinbach is entitled through an existing or prior retirement or profit sharing program, nor does that waiver include benefits to which Leinbach is entitled under COBRA.]  Leinbach further covenants not to sue Sun or to participate in any way in any suit or to execute, seek to impose, collect or recover upon or otherwise enforce or accept any judgment, decision, award, warranty or attainment upon any claim released herein.

5.                                       Confidentiality Agreements.  In consideration of the sums and commitments set forth in Paragraph 1 of this General Release, Leinbach agrees that he has not in the past and will not in the future, disclose to any person or entity, other than members of his immediate family, his attorney, tax advisors or taxing bodies, the circumstances surrounding his termination of employment from Sun, the existence of this General Release, the terms of this General Release, including, without limitation, the amount of the settlement, except as may be required by a court of law.  Such prohibited disclosure includes, but is not limited to, disclosure to members of the media, to present or former employees of Sun and to the general public.  Leinbach also represents that any person to whom he does disclose information pertaining to this General Release and settlement and pursuant to this Paragraph 5 will be bound by the disclosure restrictions herein.

In consideration of the sum and commitments set forth in Paragraph 1 of this General Release, Leinbach agrees that he will make no negative statements or comments pertaining to Sun or its management or about the circumstances of his termination of employment. Such prohibited disclosure includes, but is not limited to, disclosure to members of the media, to present or former employees of Sun and to the general public.  Leinbach fully understands and agrees that this General Release may be used by Sun as a complete defense to any past, present, or future claim or entitlement which Leinbach, or his representative(s), may subsequently assert against Sun or its agents, for or on account of, any matter arising out of his employment or termination of his employment.

6.                                       Breach of General Release.  Leinbach understands and agrees that his failure, or the failure of his agents as set forth in Paragraph 5 of this General Release, to fulfill the terms and conditions of this General Release, or other action in violation of this General Release, shall void the payments made by SunBank, Sun Bancorp, Inc. and/or SUBI Services LLC on behalf of Leinbach and shall require Leinbach to immediately repay SunBank, Sun Bancorp, Inc. and/or SUBI Services LLC, the value of the consideration paid on behalf of Leinbach pursuant to this General Release, and shall further require Leinbach to pay all reasonable costs and attorney’s fees incurred by Sun in connection with any action brought by Sun to obtain repayment of the consideration paid to Leinbach, plus other damages to which Sun may be entitled.  Sun may elect to institute a proceeding in any federal or state court of record in the Commonwealth of Pennsylvania, wherein it seeks to enforce this General Release.

7.                                       Voluntary Execution.  Leinbach acknowledges and agrees that he has carefully reviewed, studied and thought over the terms of this General Release and that all questions concerning this General Release have been answered to his satisfaction.  Leinbach acknowledges and agrees that he is hereby advised and encouraged to consult with his private attorney prior to executing this General Release.  Leinbach further acknowledges and agrees that prior to execution of this General Release, he was encouraged and afforded the opportunity to review it with his accountant or tax advisor, and that, to the extent he desired, he has availed himself of that opportunity.  Leinbach does further acknowledge and agree that he was given a period of at least twenty-one (21) days within which to consider this General Release, that he has had this General Release in his possession for a reasonable amount of time, and that he has had the opportunity to consider and reflect upon the terms of this General Release before signing or executing it.  The undersigned does further acknowledge and agree that he knowingly and voluntarily entered into and executed this General Release after deliberate consideration and that he was not coerced, pressured, or forced in any way by Sun or anyone else to accept the terms of this General Release, and that the decision to accept the terms of this General Release was entirely his own after full consultation with his attorney.  Leinbach also acknowledges and agrees that he fully understands that he may be giving up certain legal rights by entering into this General Release and that he will have no right to reinstatement or reemployment with Sun following his execution of this General Release based upon any claim(s) released herein.  Leinbach also acknowledges that no promise or inducement to enter into and execute this General Release has been offered or made except as stated in this General Release.  Leinbach also acknowledges that he understands that he has seven (7) days to revoke this General Release following its execution by mailing written notice of revocation within that seven (7) day period to:

Annette Sarsfield

Vice President of Human Resources and Marketing

SunBank

155 North 15th Street

Lewisburg, PA  17837

By placing his initials at the end of this paragraph, Leinbach acknowledges that he has been informed about his rights and that he specifically waives any claim that he may have arising under the Older Workers Benefits Protection Act, and that he has had an opportunity to consult with his attorney regarding his rights, that he has been advised of the requirement that Sun allow him twenty-one (21) days to consider this waiver, and that he may revoke the waiver, once given, at any time during the seven (7) day period following the signing of the waiver.

/s/WDL
WDL

8.                                       Confidential Information.  Leinbach shall not, without the written consent of SunBank, knowingly disclose to any person, other than an employee of SunBank or SUBI Services LLC, any material or confidential information obtained by him while in the employ of SunBank or SUBI Services, LLC or their predecessors with respect to any services, products, improvements, processes, customers, customer lists, methods of business or any business practices of SunBank, Sun Bancorp, Inc. and/or SUBI Services, LLC, the disclosure of which he knows or should know will be materially damaging to

SunBank, Sun Bancorp, Inc. and/or SUBI Services, LLC, provided, however, that confidential information shall not include any information known generally to the public other than as a result of unauthorized disclosure by Leinbach.  Leinbach certifies that he has returned to Sun any and all company materials, equipment, documents, records or other company data or information, in whatever format it exists, be it electronic, digital, hard copy, or other format.  Leinbach will also make arrangements to return to Sun, within five (5) days of a request by Sun, any other equipment, materials, documents, records, or other company property.  In addition, Leinbach will provide Sun with any and all information and instruction necessary to permit Sun to access any files, electronic or hard copy, which Sun is unable to locate or which are encrypted, password protected, or otherwise inaccessible.

9.                                       Successors; Binding Agreement.  SunBank, Sun Bancorp, Inc. and SUBI Services, LLC may assigns its rights and obligations under this Agreement and will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of SunBank, Sun Bancorp, Inc. or SUBI Services, LLC, as the case may be, to expressly assume and agree to perform this Agreement (or cause it to be performed) in the same manner and to the same extent that SunBank, Sun Bancorp, Inc. and SUBI Services, LLC would be required to perform if no such succession had taken place.  As used in this Agreement, “SunBank,” “Sun Bancorp, Inc.” and “SUBI Services, LLC” each means such entity, as herein before defined and any successor to the business and/or assets of such entity by operation of law, or otherwise.

10.                                 Profit Sharing and Pension Plans.  Notwithstanding any other provisions in this Agreement, after the Termination Date, Leinbach will not be entitled to contribute to or receive contributions made by Sun to the 40l(k) Plan.  After the Termination Date, Leinbach will also be ineligible to receive profit sharing or any other incentive or bonus compensation.

11.                                 Miscellaneous.

(a)                                  This General Release shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to its law on the choice of laws.

(b)                                 This General Release sets forth the entire understanding of the parties and supersedes any and all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof and makes the Employment Agreement null and void.  This General Release may not be amended or otherwise modified except by written instrument signed by SunBank, Sun Bancorp, Inc., SUBI Services, LLC and Leinbach.

(c)                                  Notwithstanding any other provisions of this General Release, no term or provision of this General Release is to be interpreted as waiving or releasing any prospective claims based upon acts, omissions, or events occurring after its execution.

(d)                                 It is understood and agreed that the provisions of this General Release are severable, and should any provision or provisions in this General Release be found unenforceable, the other provisions shall remain fully valid and enforceable.

(e)                                  It is understood and agreed that any headings listed in this General Release are for used for ease of organization and are not controlling on any issue relating to construction of language in this General Release.

IN WITNESS WHEREOF, Wilmer Leinbach, intending to be legally bound, does hereby execute this General Release on the date set forth along with his signature, which appears below.

/s/Annette Sarsfield	/s/Wilmer D. Leinbach
Witness	Wilmer D. Leinbach

	Dated:	August 2, 2004